UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 1, 2011
EACO Corporation

(Exact name of registrant as specified in its charter)

Florida	000-14311	59-2597349

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 N. Lakeview Avenue, Anaheim, California	92807

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (714) 876-2490
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     EACO Corporation (the “Company”) held its 2011 Annual Meeting of Shareholders on June 1, 2011. The total number of shares of the Company’s common stock represented in person or by proxy at the meeting were 4,853,333 shares, or 99.8% of the outstanding shares as of the record date for the meeting. The results of the voting on the matters submitted to a vote of the shareholders at the meeting were as follows:
Proposal One: Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Stephen Catanzaro	4,716,448	9,685	127,200
Glen F. Ceiley	4,716,439	9,694	127,200
Jay Conzen	4,716,584	9,549	127,200
William L. Means	4,716,303	9,830	127,200
Proposal Two: Ratification of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2011.

For	Against	Abstain	Broker Non-Votes

4,840,697	7,888	4,748	0
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2011	EACO CORPORATION
/S/ GLEN CEILEY
Glen Ceiley, Chief Executive Officer